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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

Each person whose signature appears below appoints JOHN G. HALL and WAYNE MOOR as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her stead, in any capacities to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-1 of GERALD STEVENS, INC., including any related registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ STEVEN BERRARD
- ----------------------------------------------------
Steven Berrard

/s/ ROBERT JOHNSON
- ----------------------------------------------------
Robert Johnson

/s/ RUTH OWADES
- ----------------------------------------------------
Ruth Owades

/s/ KENNETH PUTTICK
- ----------------------------------------------------
Kenneth Puttick

/s/ KEN ROYER
- ----------------------------------------------------
Ken Royer

/s/ ANDY WILLIAMS
- ----------------------------------------------------
Andy Williams

Dated: December 29, 2000